EXHIBIT 5


                                                           OUR FILE NUMBER
                                                               219,742-001

August 1, 2001                                        WRITER'S DIRECT DIAL
                                                              213-430-6000

                                                   WRITER'S E-MAIL ADDRESS

Dole Food Company, Inc.
One Dole Drive
Westlake Village, California  91362-7300

          RE:  REGISTRATION STATEMENT ON FORM S-8 OF
               DOLE FOOD COMPANY, INC.
               -------------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 to be filed by Dole Food Company, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of common stock of the Company, no par value (the "Shares"), to be issued pursuant to the Company's 2001 Stock Option and Award Plan (the "Plan"). We have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Shares to be issued pursuant to and in accordance with the Plan.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when the Shares are (i) issued and paid for in accordance with any appropriate action or authorization by the Board of Directors of the Company or an authorized committee thereof as required or contemplated under the Plan, (ii) issued and paid for in accordance with the provisions of the Plan and relevant agreements duly authorized by and completed in accordance with the terms of the Plan, and (iii) evidenced by certificates countersigned by a duly authorized signatory of the registrar for the Company's common stock, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Respectfully submitted,

                                /s/ O'MELVENY & MYERS, LLP